CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our report, and to all references to our firm, included in or made a part of this Form N-1A Registration Statement (No. 333-83499) for the Internet Index Fund.

ARTHUR ANDERSEN LLP


Milwaukee, Wisconsin
September 27, 2000